                                                                 EXHIBIT 10.1(a)


-------------------------------------------------------------------------------



                                CREDIT AGREEMENT

                          Dated as of November 20, 2002

                                      Among



                             BLUE RHINO CORPORATION,
                                as the Borrower,



                             BANK OF AMERICA, N.A.,
                   as Administrative Agent, Swing Line Lender
                                 and L/C Issuer,



                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                              as Syndication Agent,

                                       and

                         The Other Lenders Party Hereto





                         BANC OF AMERICA SECURITIES LLC,
                                       as
                    Sole Lead Arranger and Sole Book Manager


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


                                TABLE OF CONTENTS

         Section                                                                                               Page
         -------                                                                                               ----

ARTICLE I.            DEFINITIONS AND ACCOUNTING TERMS............................................................1
   1.01               Defined Terms...............................................................................1
   1.02               Other Interpretive Provisions..............................................................26
   1.03               Accounting Terms...........................................................................27
   1.04               Rounding...................................................................................27
   1.05               References to Agreements and Laws..........................................................27
   1.06               Times of Day...............................................................................27
   1.07               Letter of Credit Amounts...................................................................27
   1.08               Borrowing Base.............................................................................28

ARTICLE II.           THE COMMITMENTS AND CREDIT EXTENSIONS......................................................28
   2.01               Revolving Credit Loans.....................................................................28
   2.02               Term Loan..................................................................................29
   2.03               Conversions and Continuations of Revolving Credit Loans and Term Loan......................30
   2.04               Letters of Credit..........................................................................31
   2.05               Swing Line Loans...........................................................................38
   2.06               Prepayments................................................................................41
   2.07               Voluntary Termination or Reduction of Revolving Credit Commitments.........................45
   2.08               Repayment of Loans.........................................................................45

ARTICLE III.          GENERAL LOAN PROVISIONS....................................................................46
   3.01               Interest...................................................................................46
   3.02               Fees.......................................................................................46
   3.03               Computation of Interest and Fees...........................................................47
   3.04               Evidence of Debt...........................................................................47
   3.05               Payments Generally.........................................................................48
   3.06               Security...................................................................................50

ARTICLE IV.           TAXES, YIELD PROTECTION AND ILLEGALITY.....................................................50
   4.01               Taxes......................................................................................50
   4.02               Illegality.................................................................................51
   4.03               Inability to Determine Rates...............................................................52
   4.04               Increased Cost and Reduced Return; Capital Adequacy........................................52
   4.05               Funding Losses.............................................................................52
   4.06               Matters Applicable to all Requests for Compensation........................................53
   4.07               Survival...................................................................................53

ARTICLE V.            CONDITIONS PRECEDENT TO CREDIT EXTENSIONS..................................................53
   5.01               Conditions of Initial Credit Extension.....................................................53
   5.02               Conditions to all Credit Extensions........................................................56
   5.03               Post-Closing Condition.....................................................................56


ARTICLE VI.           REPRESENTATIONS AND WARRANTIES.............................................................56
   6.01               Existence, Qualification and Power; Compliance with Laws...................................57
   6.02               Authorization; No Contravention............................................................57
   6.03               Governmental Authorization; Other Consents.................................................57
   6.04               Binding Effect.............................................................................57
   6.05               Financial Statements; No Material Adverse Effect...........................................58
   6.06               Litigation.................................................................................58
   6.07               No Default.................................................................................58
   6.08               Ownership of Property; Liens...............................................................58
   6.09               Environmental Compliance...................................................................59
   6.10               Insurance..................................................................................60
   6.11               Taxes......................................................................................60
   6.12               ERISA Compliance...........................................................................60
   6.13               Subsidiaries...............................................................................61
   6.14               Margin Regulations; Investment Company Act; Public Utility Holding
                      Company Act................................................................................61
   6.15               Disclosure.................................................................................62
   6.16               Compliance with Laws.......................................................................62
   6.17               Intellectual Property; Licenses, Etc.......................................................62
   6.18               Employee Relations.........................................................................63
   6.19               Burdensome Provisions......................................................................63
   6.20               Survival of Representations and Warranties, Etc............................................63

ARTICLE VII.          AFFIRMATIVE COVENANTS......................................................................63
   7.01               Financial Statements.......................................................................63
   7.02               Certificates; Other Information............................................................64
   7.03               Notices....................................................................................65
   7.04               Payment of Obligations.....................................................................66
   7.05               Preservation of Existence, Etc.............................................................66
   7.06               Maintenance of Properties..................................................................66
   7.07               Maintenance of Insurance...................................................................67
   7.08               Compliance with Laws.......................................................................67
   7.09               Environmental Laws.........................................................................67
   7.10               Compliance with ERISA......................................................................68
   7.11               Compliance With Agreements.................................................................68
   7.12               Books and Records..........................................................................68
   7.13               Inspection Rights..........................................................................68
   7.14               Use of Proceeds............................................................................69
   7.15               Additional Subsidiaries....................................................................69
   7.16               Swap Contracts.............................................................................70
   7.17               Further Assurances.........................................................................70

ARTICLE VIII.         NEGATIVE COVENANTS.........................................................................70
   8.01               Liens......................................................................................70
   8.02               Investments................................................................................71
   8.03               Indebtedness...............................................................................72


   8.04               Fundamental Changes........................................................................74
   8.05               Dispositions...............................................................................75
   8.06               Restricted Payments........................................................................76
   8.07               Limitations on Exchange and Issuance of Capital Stock......................................76
   8.08               Change in Nature of Business...............................................................77
   8.09               Accounting Changes; Organizational Documents...............................................77
   8.10               Transactions with Affiliates...............................................................77
   8.11               Burdensome Agreements......................................................................77
   8.12               Use of Proceeds............................................................................77
   8.13               Impairment of Security Interests...........................................................77
   8.14               Amendments, Payments and Prepayments of Subordinated Indebtedness..........................78
   8.15               Financial Covenants........................................................................78

ARTICLE IX.           EVENTS OF DEFAULT AND REMEDIES.............................................................79
   9.01               Events of Default..........................................................................79
   9.02               Remedies Upon Event of Default.............................................................82
   9.03               Application of Funds.......................................................................82

ARTICLE X.            ADMINISTRATIVE AGENT.......................................................................83
   10.01              Appointment and Authorization of Administrative Agent......................................83
   10.02              Delegation of Duties.......................................................................84
   10.03              Liability of Administrative Agent..........................................................84
   10.04              Reliance by Administrative Agent...........................................................84
   10.05              Notice of Default..........................................................................85
   10.06              Credit Decision; Disclosure of Information by Administrative Agent.........................85
   10.07              Indemnification of Administrative Agent....................................................86
   10.08              Administrative Agent in its Individual Capacity............................................86
   10.09              Successor Administrative Agent.............................................................86
   10.10              Administrative Agent May File Proofs of Claim..............................................87
   10.11              Collateral and Guaranty Matters............................................................88

ARTICLE XI.           MISCELLANEOUS..............................................................................88
   11.01              Amendments, Etc............................................................................88
   11.02              Notices and Other Communications; Facsimile Copies.........................................90
   11.03              No Waiver; Cumulative Remedies.............................................................91
   11.04              Attorney Costs, Expenses and Taxes.........................................................91
   11.05              Indemnification by the Borrower............................................................91
   11.06              Payments Set Aside.........................................................................92
   11.07              Successors and Assigns.....................................................................93
   11.08              Confidentiality............................................................................96
   11.09              Set-off....................................................................................96
   11.10              Interest Rate Limitation...................................................................97
   11.11              Counterparts...............................................................................97
   11.12              Integration................................................................................97
   11.13              Survival of Representations and Warranties.................................................97
   11.14              Severability...............................................................................97


   11.15              Tax Forms..................................................................................98
   11.16              Governing Law..............................................................................99
   11.17              Waiver of Right to Trial by Jury..........................................................100


SCHEDULES

         2.01     Commitments and Commitment Percentages
         6.01     Jurisdictions of Organization and Qualification
         6.06     Litigation
         6.09     Environmental Matters
         6.13     Subsidiaries and Other Equity Investments
         6.19     Burdensome Provisions
         8.01     Existing Liens
         8.02     Existing Investments
         8.03     Existing Indebtedness
         8.10     Transactions with Affiliates
         11.02    Administrative Agent's Office, Certain Addresses for Notices

EXHIBITS
                  FORM OF

         A        Loan Notice
         B        Swing Line Loan Notice
         C        Note
         D        Compliance Certificate
         E        Assignment and Assumption
         F        Guaranty Agreement
         G        Collateral Agreement
         H        Opinion Matters
         I        Joinder Agreement
         J        Borrowing Base Certificate

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT ("Agreement") is entered into as of November 20, 2002, among BLUE RHINO CORPORATION, a Delaware corporation (the "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

         The Borrower has requested that the Lenders provide a revolving credit facility and a term loan facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

         In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

         1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Account Debtor" means any Person who is or who may become obligated to the Borrower or any of its Subsidiaries under or on account of an Account.

         "Accounts" means all "accounts" (as defined in the UCC) of the Borrower or any of its Subsidiaries, including without limitation all present or future accounts receivable, all rights to payment for goods sold or leased or to be sold or leased or for services rendered or to be rendered, whether or not earned by performance, all rights in any merchandise or goods which any of the same may represent, all notes receivable, book debts, notes, bills, drafts, acceptances, choses in action, contract rights, instruments and documents and all sums of money due or to become due thereon and all proceeds thereof and all rights, title, security interests and guarantees with respect to each of the foregoing.

         "Additional Equity Offering" means the planned offering of common stock of the Borrower; provided that such offering occurs on or before May 31, 2003.

         "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

         "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

         "Agent-Related Persons" means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Aggregate Commitments" means the Commitments of all the Lenders.

         "Agreement" means this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

         "Applicable Rate" means the following percentages per annum, based upon the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(b):

-------------------------------------------------------------------------------------------------------
                                           APPLICABLE RATE
-------------------------------------------------------------------------------------------------------
                                                                        Eurodollar

                                                                          Rate +

                                                                            and
-------------------------------------------------------------------------------------------------------
     1          Less than or equal to 0.75:1           0.375%              2.00%           0.50%

     2      Greater than 0.75:1 but less than or       0.500%              2.25%           0.75%

     3      Greater than 1.25:1 but less than or       0.500%              2.50%           1.00%

     4      Greater than 1.75:1 but less than or       0.500%              2.75%           1.25%

     5              Greater than 2.25:1                0.500%              3.00%           1.50%
-------------------------------------------------------------------------------------------------------


         Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(b); provided, that if a Compliance Certificate is not delivered when due in accordance with such Section 7.02(b), then Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered. For the period from the Closing Date to the first Business Day immediately following the date of delivery of a Compliance Certificate for the period ended October 31, 2002, the Applicable Rate shall be (a) 2.75% for the Eurodollar Rate and the Letter of Credit Fee, (b) 1.25% for the Base Rate, and 0.50% for the Commitment Fee.

         "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

         "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit E.

         "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all expenses and disbursements of internal counsel.

         "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

         "Audited Financial Statements" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the Fiscal Year ended July 31, 2002, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such Fiscal Year of the Borrower and its Subsidiaries, including the notes thereto.

         "Availability Period" means the period from and including the Closing Date to the earliest of (a) the Revolving Credit Maturity Date, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.06, and
(c) the date of termination of the commitment of each Lender to make Revolving Credit Loans and of the obligation of the of the L/C Issuer to make L/C Credit Extensions pursuant to Section 9.02.

         "Bank of America" means Bank of America, N.A., a national banking association, and its successors.

         "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Loan that bears interest based on the Base
Rate.

         "Borrower" has the meaning set forth in the introductory paragraph hereto.

         "Borrowing" means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Loan Borrowing, as the context may require.

         "Borrowing Base" means, as of any date of determination and subject to
Section 1.08 and the following sentence: the sum of: (a) 80% of Eligible Accounts, (b) 50% of Eligible Inventory, (c) 50% of Cylinder Inventory and (d) 50% of Eligible Equipment. Subject to any adjustments or corrections described in Section 1.08, the Borrowing Base at any relevant time will be based on the most recent Borrowing Base Certificate received by Administrative Agent pursuant to Section 5.01 (a) or Section 7.02(c); provided that, if the Borrower fails to deliver any Borrowing Base Certificate pursuant to Section 7.02(c) (i) on or before the date it is due, the Borrower may not obtain any Loan or L/C Credit Extension until such Borrowing Base Certificate is received by Administrative Agent, or (ii) within 15 days after the date it is due, the Borrowing Base will thereafter be $0.00 until such Borrowing Base Certificate is received by Administrative Agent.

         "Borrowing Base Certificate" means a certificate in substantially the form of Exhibit J, properly completed and signed by a Responsible Officer of the Borrower, and accompanied by a reasonably detailed summary with listings and agings of all Collateral, all in form and detail satisfactory to Administrative Agent.

         "Borrowing Limit" means, as of any date of determination, the lesser of
(a) the Borrowing Base less the Outstanding Amount of the Term Loan and (b) the Revolving Credit Commitments.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

         "Cash Collateralize" has the meaning set forth in Section 2.04(g).

         "Change of Control" means, with respect to any Person, an event or series of events by which:

         (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

         (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

         (c) the Borrower shall cease to own 100% of the capital stock of each of the Guarantors; or

         (d) shall cause a "change of control," as defined in the Senior Subordinated Debt Documents;

         provided, that a Permitted Reorganization shall not constitute a Change of Control.

         "Closing Date" means, the first date all the conditions precedent in
Section 5.01 are satisfied or waived in accordance with Section 5.01 (or, in the case of Section 5.01(c), waived by the Person entitled to receive the applicable payment).

         "Code" means the Internal Revenue Code of 1986.

         "Collateral" means the collateral security for all or a portion of the Obligations pledged or granted pursuant to the Security Documents.

         "Collateral Agreement" means that certain Collateral Agreement dated as of the date hereof, by each of the Loan Parties in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of Exhibit G.

         "Commitment" means, as to each Lender, the sum of such Lender's Revolving Credit Commitment and Term Loan Commitment, in an aggregate principal amount at any one time outstanding not to exceed the amounts set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit D.

         "Consolidated EBITDA" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income:
(i) Consolidated Interest Charges for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations and capital leases, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings and net payments (if any) pursuant to hedging obligations), (ii) the provision for federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period, (iii) the amount of depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization -of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents and accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Borrower and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in determining such Consolidated Net Income and (iv) other expenses of the Borrower and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period and minus (b) all non-cash items increasing Consolidated Net Income for such period (other than items that were accrued in the ordinary course of business).

         "Consolidated EBITDAR" means, for any period, the sum of Consolidated EBITDA plus Consolidated Rental Expense for such period.

         "Consolidated Fixed Charges" means, for any period, the sum of the following determined on a consolidated basis, for the Borrower and its Subsidiaries in accordance with GAAP: (a) Consolidated Interest Charges paid in cash, (b) dividends paid in cash by the Borrower, (c) scheduled principal payments with respect to Indebtedness and (d) Consolidated Rental Expense.

         "Consolidated Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of (a) the sum of (i) Consolidated EBITDAR for the period of the four prior Fiscal Quarters ending on such date less (ii) Maintenance Capital Expenditures made during such period less (iii) cash income taxes (federal, state, local and foreign) paid by the Borrower and its Subsidiaries during such period to (b) Consolidated Fixed Charges for such period.

         "Consolidated Funded Indebtedness" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (without duplication) (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all direct obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments, (c) all obligations in respect of the deferred purchase price of property or services (other than accrued liabilities and all trade accounts payable in the ordinary course of business), including, without limitation, all purchase money Indebtedness, (d) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (e) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (d) above of Persons other than the Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.

         "Consolidated Interest Charges" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, commissions, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) (whether paid, accrued or scheduled to be paid), in connection with the deferred purchase price of assets, or in connection with letters of credit and bankers' acceptance financings in each case to the extent treated as interest in accordance with GAAP, (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP and (c) the amount of net settlement obligations of the Borrower and its Subsidiaries under any Swap Contract respecting interest rate management and relating to the spread between the fixed interest rate under such Swap Contract and the floating interest rate hedged thereby.

         "Consolidated Net Income" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period.

         "Consolidated Rental Expense" shall mean, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the operating lease expense of the Borrower and its Subsidiaries determined in accordance with GAAP for leases with an initial term greater than one year, as disclosed in the notes to the consolidated financial statements of the Borrower and its Subsidiaries.

         "Consolidated Senior Indebtedness" means, as of any date of determination, all Consolidated Funded Indebtedness of the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) on such date less any outstanding Subordinated Indebtedness, including, without limitation, the Senior Subordinated Debt.

         "Consolidated Senior Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Senior Indebtedness to (b) Consolidated EBITDA for the period of four Fiscal Quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or Section 7.01(b).

         "Consolidated Net Worth" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, Shareholders' Equity of the Borrower and its Subsidiaries on that date.

         "Consolidated Total Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four Fiscal Quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or Section 7.01(b).

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Control" has the meaning set forth in the definition of "Affiliate."

         "Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

         "Cylinder Inventory" means, subject to modification by the Administrative Agent pursuant to Section 1.08, the net book value of all non-obsolete cylinder Inventory (excluding Valve Inventory) of any Loan Party which is owned or under lease to third party lessees on terms and conditions satisfactory to the Administrative Agent.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "Default Rate" means an interest rate equal to (a) the Base Rate plus
(b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

         "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Revolving Credit Loans, the Term Loan, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

         "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

         "Disposition Proceeds" has the meaning set forth in Section 2.06(e).

         "Dollar" and "$" mean lawful money of the United States.

         "Domestic Subsidiary" means any Subsidiary that is organized under the laws of any political subdivision of the United States.

         "Eligible Assignee" has the meaning set forth in Section 11.07(g).

         "Eligible Accounts" means, subject to modification by the Administrative Agent pursuant to Section 1.08, the face value of all Accounts which are bona fide existing obligations of the named Account Debtor arising from the sale and delivery of merchandise or the rendering of services to such Account Debtor in the ordinary course of a Loan Party's business and are actually owing to such Loan Party and to the best knowledge of the Loan Parties, are not contingent for any reason, and such Loan Party has lawful and absolute Title to such Account and the unqualified right to assign and grant a security interest therein to the Administrative Agent, and shall not include:

         (a) any Account which is more than sixty (60) days past due;

         (b) any Account which is due from an Account Debtor more than 30% or more of whose Accounts are not eligible pursuant to clause (a);

         (c) any Account for which there exists a right of set off, defense or discount (except regular discounts allowed in the ordinary course of business to promote prompt payment) and for which no defense or counterclaim has been asserted;

         (d) any Account which represents an obligation of any local, state or federal governmental agency or entity (other than Accounts not exceeding $250,000 in the aggregate from the Army and Air Force Exchange Service as Account Debtor which such Accounts shall not be excluded from Eligible Accounts pursuant to this clause (d));

         (e) any Account which arises out of a contract or order which, by its terms, forbids or makes void or unenforceable any assignment of or granting of a security interest in such Account by such Loan Party to the Administrative Agent;

         (f) any Account arising from a "sale on approval," "sale or return," "consignment," or subject to any other repurchase or return agreement;

         (g) any Account which represents an obligation of a customer which is not a resident of the United States or its territories unless such account is supported by a letter of credit in form and substance satisfactory to the Administrative Agent;

         (h) any Account which arises from the sale or lease to or performance of services for, or represents an obligation of, an employee, affiliate, partner, parent or Subsidiary of a Loan Party, including, without limitation, R4 Technical Center;

         (i) any unapplied credits over 61 days old;

         (j) any Account that is evidenced by chattel paper or an instrument of any kind, unless such chattel paper or instrument is duly endorsed to and is in the possession of the Administrative Agent, or with respect to electronic chattel paper, is under the "control" (as defined in the UCC) of the Administrative Agent;

         (k) any Account that is subject to any Lien or security interest whatsoever, other than the Administrative Agent's first priority perfected security interest;

         (l) any Account for which the Account Debtor is insolvent or the subject of any bankruptcy or insolvency proceeding of any kind (other than Accounts not exceeding $1,000,000 in the aggregate from Kmart, Inc. as Account Debtor which such Accounts shall not be excluded from Eligible Accounts pursuant to this clause (l)); and

         (m) any Account for which the Account Debtor is located in any state which requires that the counterparty to such Account, in order to sue any Person in such state's courts, either (i) qualify to do business in such state or (ii) file a report with the taxation department of such state, and such Loan Party has either not qualified as a foreign corporation authorized to transact business in such state, or has not filed appropriate reports with the taxation division for the then current year and the Account Debtor is not otherwise amenable to suit in another convenient jurisdiction or the creditworthiness of the Account Debtor is not otherwise approved by the Administrative Agent.

         "Eligible Equipment" means, subject to modification by the Administrative Agent pursuant to Section 1.08, the net book value of all equipment and machinery owned by the Loan Parties (excluding leasehold improvements, computer equipment, truck graphics, computer software and laptops) valued after appropriate reduction for depreciation determined in accordance with GAAP and as reflected on the most recent financial statements of the Borrower and its Subsidiaries delivered pursuant to Section 7.01(a) or Section 7.01(b); provided that (a) such equipment and machinery is located in the United States, (b) such equipment and machinery is not subject to any Lien (other than (i) Liens in favor of the Administrative Agent and (ii) Liens resulting from the lease of equipment owned by any Loan Party to R4 Technical Center), and (c) the Administrative Agent has a first priority perfected security interest in such equipment and machinery pursuant to the requirements of the Security Documents.

         "Eligible Inventory" means, subject to modification by the Administrative Agent pursuant to Section 1.08, the net book value of all Inventory (other than Cylinder Inventory and Valve Inventory) of any Loan Party which satisfies and continues to satisfy each of the following requirements:

         (a) Any warranty or representation contained in this Agreement or any of the other Loan Documents applicable either to Inventory in general or to any specific Inventory remains true and correct in all material respects with respect to such Inventory;

         (b) The Inventory is in the possession of a Loan Party;

         (c) If such Inventory is located in a public warehouse or at a leased location, the Administrative Agent shall have received a bailee letter or landlord agreement, in form and substance satisfactory to the Administrative Agent, as the case may be, on or prior to the date such bailee letter or landlord agreement is required to be delivered pursuant to the terms of the Collateral Agreement;

         (d) Such Inventory consists of finished goods;

         (e) Such Inventory is not under consignment to or from any Person;

         (f) Such Inventory is of good and merchantable quality, free from defects which would materially and adversely affect the market value thereof,

         (g) Such Inventory is not obsolete or currently unfit for use or sale in the ordinary course of the business of the Borrower; and

         (h) Such Inventory is not subject to any Lien, except for the Administrative Agent's Lien, and the Administrative Agent has a first priority perfected Lien in such Inventory.

         "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

         "Eurodollar Base Rate" has the meaning set forth in the definition of Eurodollar Rate.

         "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

                           Eurodollar Rate =          Eurodollar Base Rate
                                            ------------------------------------
                                            1.00 - Eurodollar Reserve Percentage
                  Where,

                  "Eurodollar Base Rate" means, for such Interest Period:

                  (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers' Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers' Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a, term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (c) if the rates referenced in the preceding clauses (a) and
         (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

         "Eurodollar Rate Loan" means a Loan that bears interest at a rate based on the Eurodollar Rate.

         "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Event of Default" has the meaning set forth in Section 9.01.

         "Existing Facility" means the credit facilities described in the Second Amended and Restated Loan Agreement dated as of June 30, 2000 by and between the Borrower and Bank of America, as amended, restated, supplemented or otherwise modified as of the date hereof.

         "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

         "Fee Letter" means the letter agreement, dated July 12, 2002, among the Borrower, the Administrative Agent and the Arranger.

         "Fiscal Year" means the Borrower's Fiscal Year, which is the period of twelve consecutive calendar months ending on July 31.

         "Fiscal Quarter" means each of the four periods of three consecutive calendar months which make up each Fiscal Year.

         "Foreign Lender" has the meaning set forth in Section 11.15(a)(i).

         "Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

         "FRB" means the Board of Governors of the Federal Reserve System of the United States.

         "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Granting Lender" has the meaning set forth in Section 11.07(h).

         "Guarantee" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

         "Guarantors" means, collectively, all existing and future domestic Subsidiaries of the Borrower (other than the Non-Material Subsidiaries).

         "Guaranty Agreement" means the Guaranty Agreement dated as of the date hereof by the Guarantors in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of Exhibit F.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

         (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

         (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

         (c) net obligations of such Person under any Swap Contract;

         (d) all obligations of such Person to pay the deferred purchase price of property or services (other than accrued liabilities and trade accounts payable in the ordinary course of business);

         (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or, being purchased by such Person (including indebtedness arising under conditional sales or other Title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

         (f) capital leases and Synthetic Lease Obligations;

         (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of capital stock in such Person or any other Person; and

         (h) all Guarantees of such Person in respect of any of the foregoing.

         For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

         "Indemnified Liabilities" has the meaning set forth in Section 11.05.

         "Indemnitees" has the meaning set forth in Section 11.05.

         "Insurance and Condemnation Proceeds" has the meaning set forth in
Section 2.06(e).

         "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each calendar quarter and the Maturity Date.

         "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice; provided that:

         (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

         (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

         (c) no Interest Period shall extend beyond the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable; and

         (d) after giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than- eight Interest Periods in effect with respect to Eurodollar Rate Loans.

         "Inventory" means all "inventory" (as now or hereafter defined in the UCC) of any Loan Party, including all accessions thereto, documents therefor and any products made or processed therefrom and all substances, if any, commingled therewith or added thereto.

         "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

         "IP Rights" has the meaning set forth in Section 6.17.

         "IRS" means the United States Internal Revenue Service.

         "Joinder Agreement" means each joinder agreement executed in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders, pursuant to requirements of Section 7.15 substantially in the form of Exhibit I.

         "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Revolving Credit Commitment Percentage.

         "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

         "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

         "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

         "L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit lulus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

         "Lender" has the meaning set forth in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer and the Swing Line Lender.

         "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

         "Letter of Credit" means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

         "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

         "Letter of Credit Expiration Date" means the day that is seven days prior to the Revolving Credit Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

         "Letter of Credit Sublimit" means an amount equal to the lesser of (a) $15,000,000 and (b) the Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

         "Lien" means any deed of trust, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other Title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

         "Loans" means the collective reference to the Revolving Credit Loans, the Term Loan and Swing Line Loans and "Loan" means any of such Loans.

         "Loan Documents" means this Agreement, each Note, each Security Document, and the Fee Letter and the Guaranty Agreement.

         "Loan Notice" means a notice of (a) a Revolving Credit Borrowing, (b) a Term Loan Borrowing, (c) a conversion of Loans from one Type to the other, or
(d) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

         "Loan Parties" means, collectively, the Borrower and each Guarantor.

         "Maintenance Capital Expenditures" means, for any period, an amount equal to: (a) depreciation expense for the Borrower and its Subsidiaries, on a consolidated basis, during such period, multiplied by, (b) 0.50.

         "Material Adverse Effect" means (a) material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

         "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

         "Net Cash Proceeds" means:

         (a) with respect to any incurrence of any Indebtedness by the Borrower or any Subsidiary, the aggregate amount of all cash received by the Borrower or any Subsidiary in respect of such Indebtedness, net of all reasonable fees, discounts, commissions and expenses incurred by the Borrower or such Subsidiary in connection therewith.

         (b) with respect to the sale of any asset by the Borrower or any Subsidiary, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such sale (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by such asset and that is required to be repaid in connection with the sale thereof (other than Indebtedness under the Loan Documents), (B) the out-of-pocket expenses incurred by the Borrower or any Subsidiary in connection with such sale and (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant asset sale as a result of any gain recognized in connection therewith;

         (c) with respect to the sale of any capital stock or other equity interest by the Borrower or any Subsidiary, the excess of (i) the sum of the cash and cash equivalents received in connection with such sale over (ii) the underwriting discounts and commissions, and other out-of-pocket expenses, incurred by the Borrower or such Subsidiary in connection with such sale; and

         (d) with respect to any payment under an insurance policy or in connection with a condemnation proceeding, the amount of cash proceeds received by the Borrower or any Subsidiary from an insurance company or Governmental Authority, as applicable, net of all expenses of collection.

         "Non-Propane Products Divestiture" means one or more sales by UniFlame Corporation and/or QuickShip, Inc., wholly-owned Subsidiaries of the Borrower, of certain assets relating to their respective non-propane fueled products lines of business.

         "Non-Material Subsidiaries" means the collective reference to (a) QuickShip, Inc. and Rhino Services, LLC and (b) any Subsidiary formed after the Closing Date, which such Subsidiary is not engaged in any business operations and does not possess assets in excess of $10,000.

         "Note" means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.

         "Obligations" means (a) all advances to, and debts, liabilities, fees, commissions, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (b) all existing or future payment and other obligations owing by the Borrower under any Swap Contract (which such Swap Contract is permitted hereunder) entered into with any Person that is a Lender or an Affiliate thereof at the time such Swap Contract is entered into.

         "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

         "Outstanding Amount" means (a) with respect to Revolving Credit Loans, the Term Loan and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans, the Term Loan and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

         "Participant" has the meaning set forth in Section 11.07(d).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

         "Permitted Distributorship Acquisition" means the proposed purchase by the Borrower and its Subsidiaries of approximately 10 of its independent distributors for a total consideration of approximately $22,700,000 (plus an amount of assumed liabilities and accruals not to exceed $10,000,000 in the aggregate), of which approximately $19,000,000 will be made in the form of common stock of the Borrower.

         "Permitted Acquisition" means any Investment permitted pursuant to
Section 8.02(f) or Section 8.02(g).

         "Permitted Liens" means the Liens permitted pursuant to Section 8.01.

         "Permitted Reorganization" means any one or more (or any combination) of the following transactions: (a) a merger, consolidation or any analogous reorganization or transaction of a Loan Party with a Proposed Loan Party provided that the Proposed Loan Party is the surviving entity in the case of a merger or (b) a sale, lease, transfer or other disposition of any assets by a Loan Party to another Loan Party and/or a Proposed Loan Party; provided that in each case: (i) each Loan Party or Proposed Loan Party is Solvent and will be Solvent immediately after giving effect to any such transaction, (ii) no Default or Event of Default exists or will exist immediately after giving effect to any such transaction, (iii) no Loan Party that survives the Permitted Reorganization shall be released from this Agreement or the other Loan Documents; (iv) immediately following the Permitted Reorganization, the Proposed Loan Parties and the Loan Parties surviving the Permitted Reorganization shall own all of the assets that were owned by the Loan Parties immediately preceding the Permitted Reorganization (except for Dispositions otherwise expressly permitted under this Agreement), and (v) the Borrower, its Subsidiaries and each Proposed Loan Party shall have complied with applicable provisions of Section 8.04(c). For purposes of this definition of "Permitted Reorganization," any party formed specifically to effect the Permitted Reorganization shall be deemed "Solvent."

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

         "Proposed Loan Party" means, with respect to any Permitted Reorganization, (a) a Wholly-Owned Subsidiary of a Loan Party that joins this Agreement and the other Loan Documents as a Borrower or Guarantor on the effective date of such Permitted Reorganization or (b) with the consent of the Lenders, which consent shall not be unreasonably withheld, a Person that joins this Agreement and the other Loan Documents as a Borrower on the effective date of such Permitted Reorganization and agrees to be substituted for Blue Rhino Corporation as the Borrower under this Agreement and a Wholly-Owned Subsidiary of such Person that joins this Agreement and other Loan Documents as a Borrower or a Guarantor on the effective date of such Permitted Reorganization.

         "R4 Technical Center" means R4 Technical Center - North Carolina, LLC, a Delaware limited liability company.

         "Register" has the meaning set forth in Section 11.07(c).

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

         "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Revolving Credit Loans or the Term Loan, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

         "Required Lenders" means, as of any date of determination, Lenders holding more than 66-2/3% of the sum of (a) the Revolving Credit Commitments (or the Revolving Credit Outstandings if the Revolving Credit Commitments have been terminated (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and

Swing Line Loans being deemed "held" by such Lender for purposes of this definition)) and (b) the Term Loans; provided that (i) the Commitment of, and the portion of the Revolving Credit Outstandings or the Term Loan, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders and (ii) "Required Lenders" shall at all time be comprised of at least three (3) Lenders.

         "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

         "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest.

         "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

         "Revolving Credit Commitment" means, as to each Lender, its obligation to (a) to make Revolving Credit Loans in accordance with the provisions of
Section 2.01(a), (b) to purchase participations in L/C Obligations and (c) to purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amounts set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. "Revolving Credit Commitments" means the aggregate Revolving Credit Commitment of all Lenders. On the Closing Date the Revolving Credit Commitments shall be $45,000,000.

         "Revolving Credit Commitment Percentage" means, as to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Credit Commitment of such Lender at such time and the denominator of which is the amount of the Revolving Credit Commitments at such time; provided that if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02, then the Revolving Credit Commitment Percentage of each Lender shall be determined based on the Revolving Credit Commitment Percentage of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Revolving Credit Commitment Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

         "Revolving Credit Loan" has the meaning set forth in Section 2.01(a).

         "Revolving Credit Maturity Date" means November 10, 2005.

         "Revolving Credit Outstandings" means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.

         "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

         "Security Documents" means the Collateral Agreement and any documents creating a Lien for the benefit of the Administrative Agent executed by any Loan Party after the Closing Date, including all filings, financing statements and other documents delivered in connection therewith.

         "Senior Subordinated Debt" means the obligations of the Borrower and others in the initial principal amount of $15,000,000 incurred pursuant to the Senior Subordinated Debt Documents, as such documents may be amended, restated, supplemented or otherwise modified in a manner consistent with the terms hereof.

         "Senior Subordinated Debt Documents" means the collective reference to
(a) the Investment Agreement and the Senior Subordinated Debenture, each dated as of June 15, 2001 by and among the Borrower, certain Subsidiaries of the Borrower and Allied Capital Corporation, and (b) each other "Loan Document" (as defined in the Investment Agreement), in each case, as amended, restated, supplemented or otherwise modified pursuant to the terms hereof.

         "Shareholders' Equity" means, as of any date of determination, consolidated shareholders' equity of the Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

         "Solvent" means, as to the Borrower and its Subsidiaries on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

         "Subordinated Indebtedness" means the collective reference to the Senior Subordinated Debt and any other Indebtedness of the Borrower or any Subsidiary subordinated in right and time of payment to the Obligations and containing such other terms and conditions (including, without limitation, subordination terms), in each case as are satisfactory to the Required Lenders.

         "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

         "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

         "Swing Line" means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.05.

         "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to Section 2.05.

         "Swing Line Lender" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

         "Swing Line Loan" has the meaning set forth in Section 2.05(a).

         "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.05(b), which, if in writing, shall be substantially in the form of Exhibit B.

         "Swing Line Sublimit" means an amount equal to the lesser of (a) $5,000,000 and (b) the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

         "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

         "Term Loan" shall have the meaning assigned to such term in Section
2.02.

         "Term Loan Borrowing" means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.02.

         "Term Loan Commitment" means, as to each Lender, its obligation to make its portion of the Term Loan in accordance with the provisions of Section 2.02(a) in an aggregate principal amount at any one time outstanding not to exceed the amounts set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. "Term Loan Commitments" means the aggregate Term Loan Commitment of all Lenders. On the Closing Date the Term Loan Commitments shall be $15,000,000.

         "Term Loan Maturity Date" means September 30, 2005.

         "Term Loan Percentage" means, as to each Lender (a) prior to making the Term Loan, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Term Loan Commitment of such Lender at such time and the denominator of which is the amount of the Term Loan Commitments at such time and (b) after the making of the Term Loan, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the outstanding principal balance of the Term Loan of such Lender and the denominator of which is the aggregate outstanding principal balance of the Term Loan of all the Lenders. The initial Term Loan Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

         "Threshold Amount" means $1,000,000.

         "Type" means, with respect to a Revolving Credit Loan or Term Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

         "UCC" means, subject to Section 1.04, the Uniform Commercial Code in effect in the State of North Carolina, as amended or modified from time to time.

         "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "United States" and "U.S." mean the United States of America.

         "Unreimbursed Amount" has the meaning set forth in Section 2.04(c)(i).

         "Valve Inventory" means Inventory of any Loan Party in the form of cylinder valves which are subject to the proprietary intellectual property or other rights (including, without limitation, all TS2 valves) of such Loan Party.

         "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such Person or one or more wholly owned subsidiaries of such Person or by such Person and one or more wholly owned subsidiaries of such Person.

         1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

         (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) (i) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

                  (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

                  (iii) The term "including" is by way of example and not limitation.

                  (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

         (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

         (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

         1.03 ACCOUNTING TERMS. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

         (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         1.04 ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement and any determination of the Borrowing Base shall be calculated by dividing the appropriate component by the other component or, with respect to the Borrowing Base, multiplying such component by the advance rate percentage, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         1.05 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

         1.06 TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

         1.07 LETTER OF CREDIT AMOUNTS. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of

Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

         1.08 BORROWING BASE. The Borrowing Base shall be determined and computed to avoid duplication or multiple inclusion of any item of Collateral. The Administrative Agent may make such adjustments or corrections to any Borrowing Base Certificate as the Administrative Agent may determine in good faith is necessary or appropriate to determine and compute the Borrowing Base in accordance with the intent of this Agreement, and any such determination will be binding on the Borrower.

                                   ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

         2.01 REVOLVING CREDIT LOANS.

         (a) Revolving Credit Commitment. Subject to the terms and conditions set forth herein, each Lender severally agrees to make revolving loans (each such loan, a "Revolving Credit Loan") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Revolving Credit Outstandings shall not exceed the Borrowing Limit, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender's Revolving Credit Commitment Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Revolving Credit Commitment Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Credit Commitment. Within the limits of each Lender's Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under
Section 2.06, and reborrow under this Section 2.01. Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

         (b) Borrowing Procedures.

                  (i) Each Revolving Credit Borrowing shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to the requested date of any Revolving Credit Borrowing of Eurodollar Rate Loans, and (B) on the requested date of any Revolving Credit Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.01(b) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Revolving Credit Borrowing of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Section 2.04(c) and Section 2.05(c), each Revolving Credit Borrowing of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (A) the requested date of the Revolving Credit Borrowing (which shall be a Business Day), (B) the principal amount of Revolving Credit Loans to be borrowed, (C) the

Type of Revolving Credit Loans to be borrowed, and (D) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Revolving Credit Loan in a Loan Notice, then the applicable Revolving Credit Loans shall be made as Base Rate Loans. If the Revolving Credit Borrower requests a Borrowing of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

                  (ii) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Revolving Credit Commitment Percentage of the applicable Revolving Credit Loans. Each Lender shall make the amount of its Revolving Credit Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 2:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Revolving Credit Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (A) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (B) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Loan Notice with respect to such Revolving Credit Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings and second, to the Borrower as provided above.

                  (iii) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Revolving Credit Loans bearing interest based upon the Eurodollar Rate upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Revolving Credit Loans bearing interest based upon the Base Rate are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

                  (iv) During the existence of a Default, no Loans may be requested as Eurodollar Rate Loans without the consent of the Required Lenders.

         2.02 TERM LOAN.

         (a) Term Commitment. Subject to the terms and conditions set forth herein, each Lender severally agrees to make available to the Borrower on the Closing Date such Lender's Term Loan Percentage of a term loan (the "Term Loan"; each component thereof may be referred to herein ass a "Term Loan") in an aggregate principal amount equal to the Term Loan Commitments. The Term Loan may consist of Base Rate Loans or Eurodollar Rate Loans, or a combination thereof, as the Borrower may request. Amounts repaid on the Term Loan may not be reborrowed.

         (b) Borrowing Procedures.

                  (i) The Borrower shall give irrevocable notice to the Administrative Agent, which may be given by telephone, not later than 11:00 a.m. (or such later time as the Administrative Agent and the Borrower shall agree)
(A) on the Closing Date, with respect to the portion of the Term Loan initially consisting of a Base Rate Loan, or (B) on the third Business Day prior to the Closing Date, with respect to the portion of the Term Loan initially consisting of one or more Eurodollar Rate Loans. Each Term Loan Borrowing consisting of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof. Each portion of the Term Loan consisting of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Such Loan Notice shall be irrevocable and shall specify (A) that the funding of the Term Loan is requested, (B) whether the funding of the Term Loan shall be comprised of Base Rate Loans, Eurodollar Rate Loans or a combination thereof, and (C) if applicable, the duration of the Interest Period with respect thereto. If the Borrower shall fail to deliver such Loan Notice to the Administrative Agent by 11:00 a.m. on the third Business Day prior to the Closing Date, then the full amount of the Term Loan shall be disbursed on the Closing Date as a Base Rate Loan. If the Borrower fails to specify a Type of Loan in a Loan Notice, then the Term Loan shall be made as a Base Rate Loan. If the Borrower requests that the Term Loan or a portion thereof consist of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Each telephonic notice by the Borrower pursuant to this Section 2.02(b) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.

                  (ii) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Term Loan Percentage of the Term Loan. Each Lender shall make the amount of the Term Loan to be made by such Lender available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 2:00 p.m. on the Closing Date. Upon satisfaction of the applicable conditions set forth in
Section 5.01 and Section 5.02, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (A) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (B) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

                  (iii) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for the portion of the Term Loan bearing interest based upon Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that any portion of the Term Loan bearing interest based upon Base Rate is outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the `public announcement of such change.

         2.03 CONVERSIONS AND CONTINUATIONS OF REVOLVING CREDIT LOANS AND TERM LOAN.

         (a) The Borrower shall have the option to convert Loans (other than Swing Line Loans) from one Type to the other and to continue Eurodollar Rate Loans. Each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the requested date of any conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.03(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof. Each conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a conversion of Revolving Credit Loans or a Term Loan, as applicable, from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the conversion or continuation (which shall be a Business Day), (iii) the principal amount of Loans to be converted or continued, (iv) the Type of Loans to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to give a timely notice requesting a conversion or continuation of Eurodollar Rate Loans, then the applicable Eurodollar Rate Loans shall be converted to Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a conversion to or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

         (b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender. If no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection.

         (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

         2.04 LETTERS OF CREDIT.

         (a) Letter of Credit Commitment.

                  (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Revolving Credit Outstandings would exceed the Borrowing Limit, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender's Revolving Credit Commitment Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Revolving Credit Commitment Percentage of the Outstanding Amount of all Swing Line Loans would exceed such Lender's Revolving Credit Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

                  (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                           (A) any order, judgment or decree of any Governmental
Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                           (B) subject to Section 2.04(b)(iii), the expiry date
of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

                           (C) the expiry date of such requested Letter of
Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

                           (D) the issuance of such Letter of Credit would
violate one or more policies of the L/C Issuer; or

                           (E) such Letter of Credit is in an initial amount
less than $75,000, in the case of a commercial Letter of Credit, or $250,000, in the case of a standby Letter of Credit.

                  (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

         (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

                  (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

                  (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Revolving Credit Commitment Percentage times the amount of such Letter of Credit.

                  (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided that any such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any, time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.04(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one. or more of the applicable conditions specified in Section 5.02 is not then satisfied.

                  (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

         (c) Drawings and Reimbursements; Funding of Participations.

                  (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Revolving Credit Commitment Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in
Section 2.01 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this
Section 2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.04(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Revolving Credit Commitment Percentage of the Unreimbursed Amount not later than 2:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan bearing interest at the Base Rate to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

                  (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in

Section 5.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.04.

                  (iv) Until each Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.04(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Revolving Credit Commitment Percentage of such amount shall be solely for the account of the L/C Issuer.

                  (v) Each Lender's obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in
Section 5.02 (other than delivery by the Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

                  (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

         (d) Repayment of Participations.

                  (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.04(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Revolving Credit Commitment Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

                  (ii) If any payment received by the Administrative Agent for, the account of the L/C Issuer pursuant to Section 2.04(c)(i) is required to be returned under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Revolving Credit Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                  (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                  (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                  (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                  (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                  (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

         The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered `to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

         (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the

Lenders).. Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

         (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

         (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Revolving Credit Commitment Percentage, letter of credit fees (the "Letter of Credit Fees") for each Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). The Letter of Credit Fees shall be computed on a quarterly basis in arrears. The Letter of Credit Fees shall be due and payable on the first Business Day after the end of each calendar quarter, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

         (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit in the amounts and at the times specified in the Fee Letter. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

         (k) (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

         2.05 SWING LINE LOANS.

         (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a "Swing Line Loan") to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Revolving Credit Commitment Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Revolving Credit Outstandings shall not exceed the Borrowing Limit, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender's Revolving Credit Commitment Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Revolving Credit Commitment Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Credit Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.05, prepay under Section 2.06, and reborrow under this Section 2.05. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Revolving Credit Commitment Percentage times the amount of such Swing Line Loan.

         (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.05(a), or (B) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

         (c) Refinancing of Swing Line Loans.

                  (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Revolving Credit Loan bearing interest at the Base Rate in an amount equal to such Lender's Revolving Credit Commitment Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of
Section 2.01, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section
5.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Revolving Credit Commitment Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 2:00 p.m. on the day specified in such Loan Notice, whereupon, subject to
Section 2.05(c)(ii), each Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan bearing interest at the Base Rate to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

                  (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.05(c)(i), the request for Revolving Credit Loans bearing interest at the Base Rate submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to
Section 2.05c)(i) shall be deemed payment in respect of such participation.

                  (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this
Section 2.05(c) by the time specified in Section 2.05(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

Each Lender's obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.05(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Revolving Credit Loans pursuant to this Section 2.05(c) is subject to the conditions set forth in Section 5.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

         (d) Repayment of Participations.

                  (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Revolving Credit Commitment Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

                  (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in
Section 11.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Revolving Credit Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

         (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Revolving Credit Loan bearing interest at the Base Rate or risk participation pursuant to this Section 2.05 to refinance such Lender's Revolving Credit Commitment Percentage of any Swing Line Loan, interest in respect of such Revolving Credit Commitment Percentage shall be solely for the account of the Swing Line Lender.

         (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

         2.06 PREPAYMENTS.

         (a) Voluntary Prepayments of Revolving Credit Loans. The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Credit Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof; and
(iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Revolving Credit Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Revolving Credit Commitment Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 4.05. Each such prepayment shall be applied to the Revolving Credit Loans of the Lenders in accordance with their respective Revolving Credit Commitment Percentages.

         (b) Voluntary Prepayments of Swing Line Loans. The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

         (c) Voluntary Prepayments of Term Loan. The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay the Term Loan in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof, and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Term Loan Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 4.05. Each such prepayment shall be applied to the outstanding principal installments of the Term Loan in inverse order of maturity thereof (and shall be applied to the Term Loan of the Lenders in accordance with their respective Term Loan Percentages).

         (d) Mandatory Prepayments of Revolving Credit Loans.

                  (i) If for any reason the Revolving Credit Outstandings at any time exceed the Borrowing Limit then in effect, the Borrower shall immediately prepay Revolving Credit Loans and/or Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to the lesser of (A) the Revolving Credit Outstandings and (B) the amount of such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.06(d) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans the Revolving Credit Outstandings exceed the Borrowing Limit then in effect.

                  (ii) In the event proceeds ("Excess Proceeds") remain after the prepayment of Term Loans pursuant to Section 2.06(e), the amount of such Excess Proceeds shall be used on the date of the required prepayment under
Section 2.06(e) to prepay the outstanding principal amount of the Revolving Credit Loans without a corresponding reduction of the Revolving Credit Commitment.

         (e) Mandatory Prepayments of Term Loan.

                  (i) Debt Proceeds. The Borrower shall make mandatory principal prepayments of the Term Loan in the manner set forth in Section 2.06(e)(v) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any incurrence of Indebtedness permitted pursuant to Section 8.03(h) or otherwise permitted by the Required Lenders, by the Borrower or any of its Subsidiaries. Such prepayment shall be made within three (3) Business Days after the date of receipt of Net Cash Proceeds of any such transaction.

                  (ii) Equity Proceeds. The Borrower shall make mandatory principal prepayments of the Term Loan in the manner set forth in Section 2.06(e)(v) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any offering of equity securities by the Borrower or any of its Subsidiaries (other than solely as a result of (A) offerings of equity securities made in connection with any employee stock option, incentive plans or stock purchase plan or made in connection with compensation or incentive plans for directors and officers, in each case entered into in the ordinary course of business and (B) the exercise of warrants existing on the Closing Date and set forth on Schedule 6.13). Any such prepayments shall be made within three (3) Business Days after the date of receipt of Net Cash Proceeds of any such transaction. Notwithstanding any of the foregoing to the contrary, the Borrower may apply the Net Cash Proceeds of the Additional Equity Offering to prepay the Senior Subordinated Debt pursuant to Section 8.14 (the amount of such prepayment in-full, the "Prepayment Amount"); provided that (1) no Default or Event of Default is continuing or would result from such prepayment, (2) an amount of such Net Cash Proceeds equal to $50,000,000 less the Prepayment Amount shall be applied to repay outstanding Revolving Credit Loans pursuant to Section 2.06(d)(ii) as if such proceeds were "Excess Proceeds" and (3) any such Net Cash Proceeds in excess of $50,000,000 shall be applied in accordance with Section 2.06(e)(v).

                  (iii) Asset Sale Proceeds. (A) No later than one hundred eighty (180) days following the Borrower's receipt thereof, the Borrower shall make mandatory principal prepayments of the Term Loan in the manner set forth in
Section 2.06(e)(v) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from the Disposition or series of related Dispositions of assets by the Borrower or any of its Subsidiaries (other than the Non-Propane Products Divestiture) permitted pursuant to Section 8.05(Q) or
(h) (the "Disposition Proceeds"); provided that (I) subject to the following clause (II), any prepayment required pursuant to this Section 2.06(e)(iii) with respect to any Disposition Proceeds of less than $200,000 (any such amounts, the "Deferred Proceeds") may be deferred until such time as the aggregate amount of all such Deferred Proceeds that have not previously been reinvested or applied to prepay any Term Loans equals or exceeds $200,000 and (II) upon and during the continuance of an Event of Default and upon notice from the Administrative Agent, all Disposition Proceeds, received by the Borrower and its Subsidiaries shall be applied to make prepayments of the Term Loan, such prepayments to be made within three (3) Business Days after the Borrower's receipt of such Disposition Proceeds. Notwithstanding any of the foregoing to the contrary, the Borrower may apply the Net Cash Proceeds of the Non-Propane Products Divestiture to prepay the Senior Subordinated Debt pursuant to Section 8.14; provided that (1) no Default or Event of Default is continuing or would result from such prepayment, and (2) any such Net Cash Proceeds in excess of the amount necessary to prepay the Senior Subordinated shall be applied to repay outstanding Revolving Credit Loans pursuant to Section 2.06(d)(ii) as if such proceeds were "Excess Proceeds".

                           (B) he Borrower shall make mandatory principal
prepayments of the Term Loan in the manner set forth in Section 2.06(e)(v) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any award, judgment or other recovery (including, without limitation, any settlement) received in connection with the action by the Borrower, as plaintiff, against PricewaterhouseCoopers, L.L.P., as defendant, pending in the General Court of Justice, Superior Division, Forsyth County, North Carolina (Case No. 99 CVS 9706), by the Borrower or any of its Subsidiaries. Such prepayment shall be made within three (3) Business Days after the date of receipt of Net Cash Proceeds of any such award, judgment or other recovery.

                  (iv) Insurance and Condemnation Proceeds. No later than one hundred eighty (180) days following the date of receipt by the Borrower or any of its Subsidiaries of any Net Cash Proceeds under any of the insurance policies maintained pursuant to Section 7.07 or from any condemnation proceeding (the "Insurance and Condemnation Proceeds") which have not been reinvested as of such date in similar replacement assets, the Borrower shall make mandatory principal prepayments of the Term Loan in the manner set forth in Section 2.06(e)(v) below in amounts equal to one hundred percent (100%) of the aggregate amount of such Insurance and Condemnation Proceeds received by the Borrower or any of its Subsidiaries. Notwithstanding any of the foregoing to the contrary, upon and during the continuance of an Event of Default and upon notice from the Administrative Agent, all Insurance and Condemnation Proceeds, received by the Borrower and its Subsidiaries shall be applied to make prepayments of the Term Loan, such prepayments to be made within three (3) Business Days after the Borrower's receipt of such Insurance and Condemnation Proceeds.

                  (v) Notice; Manner of Payment. Upon the occurrence of any event triggering the prepayment requirement under Section 2.06(e)(i) through and including Section 2.06(e)(iv), the Borrower shall promptly give written notice to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders. Each prepayment under this Section 2.06(e) shall be applied as follows: first, to reduce in inverse order of maturity the remaining scheduled principal installments of the Term Loan pursuant to Section 2.08(c) and second, to the extent of any excess, to repay the Revolving Credit Loans pursuant to Section 2.06(d)(ii) to prepay the outstanding principal amount of the Revolving Credit Loans without a corresponding reduction of the Revolving Credit Commitment.

                  (vi) Prepayments of Term Loan. Amounts prepaid under the Term Loan pursuant to this Section 2.06(e) may not be reborrowed and will constitute a permanent reduction in the Term Loan Commitment. Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 4.05 hereof.

         2.07 VOLUNTARY TERMINATION OR REDUCTION OF REVOLVING CREDIT
COMMITMENTS.

         The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Credit Commitments, or from time to time permanently reduce the Revolving Credit Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $2,000,000 or any whole multiple of $500,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Revolving Credit Outstandings would exceed the Borrowing Limit, and (iv) if, after giving effect to any reduction of the Revolving Credit Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Credit Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Revolving Credit Commitments. Any reduction of the Revolving Credit Commitments shall be applied to the Revolving Credit Commitment of each Lender according to its Revolving Credit Commitment Percentage. All Commitment Fees accrued until the effective date of any termination of the Revolving Credit Commitments shall be paid on the effective date of such termination.

         2.08 REPAYMENT OF LOANS.

         (a) Repayment of Revolving Credit Loans. The Borrower shall repay to the Lenders on the Revolving Credit Maturity Date the aggregate principal amount of Revolving Credit Loans outstanding on such date.

         (b) Repayment of Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date five Business Days after such Loan is made and (ii) the Revolving Credit Maturity Date.

         (c) Repayment of Term Loan. The Borrower shall repay the outstanding principal amount of the Term Loan in consecutive quarterly installments commencing December 31, 2002 as follows (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.06(e)), in each case unless accelerated sooner pursuant to Section 9.02:

-------------------------------------------------------------------------------
   YEAR                   PAYMENT DATE                PRINCIPAL INSTALLMENT
                                                               ($)
-------------------------------------------------------------------------------
   2002                December 31, 2002                    1,000,000
-------------------------------------------------------------------------------
   2003                  March 31, 2003                     1,000,000
              -----------------------------------------------------------------
                         June 30, 2003                      1,000,000
              -----------------------------------------------------------------
                       September 30, 2003                   1,000,000
              -----------------------------------------------------------------
                       December 31, 2003                    1,250,000
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
   YEAR                   PAYMENT DATE                PRINCIPAL INSTALLMENT
                                                               ($)
-------------------------------------------------------------------------------
   2004                  March 31, 2004                     1,250,000
              -----------------------------------------------------------------
                         June 30, 2004                      1,250,000
              -----------------------------------------------------------------
                       September 30, 2004                   1,250,000
              -----------------------------------------------------------------
                       December 31, 2004                    1,500,000
   ----------------------------------------------------------------------------
   2005                  March 31, 2005                     1,500,000
              -----------------------------------------------------------------
                         June 30, 2005                      1,500,000
              -----------------------------------------------------------------
                       September 30, 2005                   1,500,000
   ----------------------------------------------------------------------------

         If not sooner paid, the Term Loan shall be paid in full, together with accrued interest thereon, on the Term Loan Maturity Date.

                                  ARTICLE III.
                             GENERAL LOAN PROVISIONS

         3.01 INTEREST.

         (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan (other than Swing Line Loans) shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

         (b) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to. any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

         (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

         3.02 FEES. In addition to certain fees described in subsections (i) and
(j) of Section 2.04:

         (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Revolving Credit Commitment Percentage, a commitment fee (the "Commitment Fee") equal to the Applicable Rate times the actual daily amount by which the Revolving Credit Commitments exceed the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter, commencing with the first such date to occur after the Closing Date, and on the Revolving Credit Maturity Date. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

         (b) Other Fees.

                  (i) The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times separately agreed upon. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

                  (ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

         3.03 COMPUTATION OF INTEREST AND FEES. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 3.05(a), bear interest for one day.

         3.04 EVIDENCE OF DEBT.

         (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

         (b) In addition to the accounts and records referred to in subsection
(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

         3.05 PAYMENTS GENERALLY.

         (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable (or other applicable share as provided herein), of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

         (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

         (c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                  (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

                  (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

         (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article III, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

         (e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

         (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

SHARING OF PAYMENTS. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in
Section 11.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the, portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

         3.06 SECURITY. The Obligations shall be secured as provided in the Security Documents.

                                   ARTICLE IV.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         4.01 TAXES.

         (a) Any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative

Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

         (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

         (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for, from and against (i) the full amount of Taxes and Other Taxes. (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 4.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

         4.02 ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender, to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

         4.03 INABILITY TO DETERMINE RATES. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Revolving Credit Borrowing of Base Rate Loans in the amount specified therein.

         4.04 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY.

         (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section
4.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements utilized in the determination of the Eurodollar Rate), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

         (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction; provided that no compensation shall be payable pursuant to this clause (b) if the applicable Lender fails to demand compensation for such increased costs within one-hundred eighty (180) days following the date on which such Lender has actual knowledge of the event resulting in such increase.

         4.05 FUNDING LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

         (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

         (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

         (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.16; including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 4.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

         4.06 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION. A certificate of the Administrative Agent or any Lender claiming compensation under this
Article IV and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

         4.07 SURVIVAL. All of the Borrower's obligations under this Article IV shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                   ARTICLE V.
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

         5.01 CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

         (a) Loan Documents, Certificates and Opinions. The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

                  (i) executed counterparts of this Agreement, the Security Documents, the Guaranty Agreement and any other applicable Loan Documents, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

                  (ii) a Note executed by the Borrower in favor of each Lender requesting a Note;

                  (iii) a certificate of Responsible Officers of each Loan Party certifying as to the incumbency and genuineness of the signature of each officer of each Loan Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation of each Loan Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, (B) the bylaws or other governing document of each Loan Party as in effect on the date of such certifications, (C) resolutions duly adopted by the board of directors or other governing body of each Loan Party authorizing the borrowings contemplated hereunder and the execution, delivery and performance of the Loan Documents to which it is a party, and (D) certificates as of a recent date of the good standing of each Loan Party under the laws of its jurisdiction of organization and, to the extent requested by the Administrative Agent, each other jurisdiction where each Loan Party is qualified to do business and a certificate of the relevant taxing authorities of such jurisdictions certifying that such Loan Party has filed required tax returns and owes no delinquent taxes;

                  (iv) a certificate signed by a Responsible Officer of the Borrower certifying (A) that either (1) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (2) stating that no such consents, licenses or approvals are so required, (B) that the conditions specified in
Section 5.02(a) and Section 5.02(b) have been satisfied, (C) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and (D) a calculation of the Consolidated Total Leverage Ratio as of the last day of the Fiscal Quarter of the Borrower most recently ended prior to the Closing Date;

                  (v) a certificate signed by a Responsible Officer certifying that (A) the Borrower and each of its Subsidiaries (excluding QuickShip, Inc.) are each Solvent, (B) the Borrower's payables are current and not past due, (C) attached thereto are calculations evidencing compliance on a pro forma basis with the covenants contained in Section 8.15, and (D) the financial projections previously delivered to the Administrative Agent represent the good faith estimates (utilizing reasonable assumptions) of the financial condition and operations of the Borrower and its Subsidiaries;

                  (vi) a Borrowing Base Certificate as of the most recent month end;

                  (vii) a favorable opinion of Womble Carlyle Sandridge & Rice, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit H and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

                  (viii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

         (b) Collateral.

                  (i) Filings and Recordings. All filings and recordations that are necessary to perfect the security interests of the Lenders in the collateral described in the Security Documents shall have been received by the Administrative Agent and the Administrative Agent shall have received evidence satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens therein.

                  (ii) Pledged Collateral. The Administrative Agent shall have received (A) original stock certificates or other certificates evidencing the capital stock or other ownership interests pledged pursuant to the Collateral Agreement, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Collateral Agreement.

                  (iii) Lien Search. The Administrative Agent shall have received the results of a Lien search (including a search as to judgments, pending litigation and tax matters) made against the Loan Parties under the UCC (or applicable judicial docket) as in effect in any state in which any of its assets are located, indicating among other things that its assets are free and clear of any Lien except for Permitted Liens.

                  (iv) Hazard and Liability Insurance. The Administrative Agent shall have received certificates of insurance, evidence of payment of all insurance premiums for the current policy year of each, and, if requested by the Administrative Agent, copies (certified by a Responsible Officer) of insurance policies in the form required under the Loan Documents and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

         (c) Payment of Fees. Any fees required to be paid on or before the Closing Date shall have been paid.

         (d) Attorneys Fees. Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

         (e) Existing Facility. The Existing Facility shall be repaid in full and terminated and all collateral security therefor shall be released, and the Administrative Agent shall have received a pay-off letter in form and substance satisfactory to it evidencing such repayment, termination, reconveyance and release.

         (f) Other Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement.

         5.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to honor any Request for Credit Extension is subject to the following conditions precedent:

         (a) The representations and warranties of the Borrower and each other Loan Party contained in Article VI, or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith that are subject to materiality or Material Adverse Effect qualifications, shall be true and correct in all respects and the. representations and warranties of the Borrower and each other Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith that are not subject to materiality or Material Adverse Effect qualifications, shall be true and correct in all material respects, in each case on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 5.02, the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of
Section 7.01.

         (b) No Default or Event of Default shall exist, or would result from such proposed Credit Extension.

         (c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

         (d) The Administrative Agent shall have received each additional document, instrument, legal opinion or other item reasonably requested by it.

         Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in
Section 5.02(a) and Section 5.02(b) have been satisfied on and as of the date of the applicable Credit Extension.

         5.03 POST-CLOSING CONDITION. The Borrower shall deliver to the Administrative Agent within 45 days from the Closing Date, the results of a Lien search (including a search as to judgments, pending litigation and tax matters) made against the Loan Parties under the UCC (or applicable judicial docket) as in effect in any state in which any of its assets are located, indicating among other things that its assets are free and clear of any Lien except for Permitted Liens.

                                  ARTICLE VI.
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Administrative Agent and the Lenders that:

         6.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. Each Loan Party (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business as now being conducted and hereafter proposed to be conducted except where the absence of any such license, authorization, consent or approval would not reasonably be expected to have a Material Adverse Effect and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Laws, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. The jurisdictions in which the Borrower and its Subsidiaries are organized and qualified to do business as of the Closing Date are described on Schedule 6.01.

         6.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than a Permitted
Lien) under, (i) any Contractual Obligation to which such Person is a party which such conflict, breach or contravention would reasonably be expected to have a Material Adverse Effect or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, which would reasonably be expected to have a Material Adverse Effect; or (c) violate any Law which would reasonably be expected to have a Material Adverse Effect.

         6.03 GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document. Each of the Borrower and its Subsidiaries (a) has all Governmental Approvals required by any applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, (b) is in compliance with each Governmental Approval applicable to it and in compliance with all other applicable Laws relating to it or any of its respective properties, in each case except where the absence of-such Governmental Approval would not reasonably be expected to have a Material Adverse Effect and (c) has timely filed all material reports, documents and other materials required to be filed by it under all applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under applicable Law.

         6.04 BINDING EFFECT. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is



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

party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

         6.05 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

         (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all indebtedness and other liabilities, direct or contingent required to be shown in accordance with GAAP, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, commitments and Indebtedness.

         (b) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

         (c) As of the Closing Date and after giving effect to each Credit Extension made hereunder, the Borrower and each of its Subsidiaries (other than QuikShip, Inc.) will be Solvent.

         6.06 LITIGATION. Except as set forth on Schedule 6.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or
(b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

         6.07 NO DEFAULT. Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default or an Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

         6.08 OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and each Subsidiary has good record and marketable Title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, and sufficient Title or rights to use all of its personal property and assets, including, but not limited to, those reflected on the balance sheets of the Borrower and its Subsidiaries delivered pursuant to
Section 7.01, except those which have been disposed of by the Borrower or its Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder. The property of the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.



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

         6.09 ENVIRONMENTAL COMPLIANCE.

         (a) Except as set forth' on Schedule 6.09 ("Disclosed Environmental Matters"), the properties owned, leased or operated by the Borrower and its Subsidiaries now or in the past do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which
(i) constitute or constituted a violation of applicable Environmental Laws which would reasonably be expected to have a Material Adverse Effect or (ii) could give rise to liability under applicable Environmental Laws, which would reasonably be expected to have a Material Adverse Effect;

         (b) The Borrower, each Subsidiary and such properties and all operations conducted in connection therewith are in compliance in all material respects, and have been in compliance in all material respects, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof, in each case, which would reasonably be expected to have a Material Adverse Effect;

         (c) Except for Disclosed Environmental Matters, neither the Borrower nor any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential `liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws, in each case, which would reasonably be expected to have a Material Adverse Effect, nor does the Borrower or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened;

         (d) Hazardous Materials have not been transported or disposed of to or from the properties owned, leased or operated by the Borrower and its Subsidiaries in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws which would reasonably be expected to have a Material Adverse Effect, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation. of, or in a manner that could give rise to liability under, any applicable Environmental Laws, which would reasonably be expected to have a Material Adverse Effect;

         (e) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary thereof is or will be named as a potentially responsible party with respect to such properties or operations conducted in connection therewith which would reasonably be expected to have a Material Adverse Effect, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to Borrower, any Subsidiary or such properties or such operations, which would reasonably be expected to have a Material Adverse Effect; and

         (f) There has been no release, or to the best of the Borrower's knowledge, threat of release, of Hazardous Materials at or from properties owned, leased or operated by the Borrower or any Subsidiary, now or in the past, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws which would reasonably be expected to have a Material Adverse Effect.

         6.10 INSURANCE. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies that are not Affiliates of the Borrower and are reasonably acceptable to the Administrative Agent and the Required Lenders, in such amounts (after giving effect to any self-insurance in an amount not to exceed (a) $500,000 per each occurrence and
(b) $3,000,000 in the aggregate), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

         6.11 TAXES. The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. Such returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby. There is no ongoing audit or examination or, to the knowledge of the Borrower, other investigation by any Governmental Authority of the tax liability of the Borrower and its Subsidiaries which would reasonably be expected to have a Material Adverse Effect. No Governmental Authority has asserted any Lien or other claim against the Borrower or any Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. The charges, accruals and reserves on the books of the Borrower and any of its Subsidiaries in respect of Federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of the Borrower and any of its Subsidiaries are in the judgment of the Borrower adequate, and the Borrower does not anticipate any additional taxes or assessments for any of such years. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

         6.12 ERISA COMPLIANCE.

         (a) As of the Closing Date, neither the Borrower nor any ERISA Affiliate sponsors, maintains or makes contributions to, or has ever sponsored, maintained, or made contributions to or has any obligation under a defined benefit plan (as such term is defined in Section 3(35) of ERISA) or any Plan which is subject to the minimum funding requirements of Section 412 of the Code or the requirements of Title IV of ERISA.

         (b) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

         (c) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (d) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA; and (vi) neither the Borrower nor any ERISA Affiliate has engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code.

         6.13 SUBSIDIARIES. As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 6.13, and has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 6.13. As of the Closing Date, the capitalization of the Borrower and its Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 6.13. All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and not subject to any preemptive or similar rights. The shareholders of the Subsidiaries of the Borrower and the number of shares owned by each as of the Closing Date are described on Schedule 6.13. As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of the Borrower or its Subsidiaries, except as described on Schedule 6.13.

         6.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

         (a) Neither the Borrower nor any of its Subsidiaries is engaged, principally or as one of its important activities, in the business of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X issued by the FRB.

         (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

         6.15 DISCLOSURE. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

         6.16 COMPLIANCE WITH LAWS. Each of the Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         6.17 INTELLECTUAL PROPERTY; LICENSES, ETC. The Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person which would reasonably be expected to have a Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights which would reasonably be expected to have a Material Adverse Effect, and neither the Borrower nor any Subsidiary thereof is liable to any Person for infringement under applicable Law with respect to any such rights as a result of its business operations, which would reasonably be expected to have a Material Adverse Effect.

         6.18 EMPLOYEE RELATIONS. Each of the Borrower and its Subsidiaries has a stable work force in place and is not, as of the Closing Date, party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees. The Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries.

         6.19 BURDENSOME PROVISIONS. Neither the Borrower nor any Subsidiary thereof is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. The Borrower and its Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect. Except as set forth on Schedule 6.19, no Subsidiary is party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its capital stock to the Borrower or any Subsidiary or to transfer any of its assets or properties to the Borrower or any other Subsidiary in each case other than existing under or by reason of the Loan Documents or applicable Law.

         6.20 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations and warranties set forth in this Article VII and all representations and warranties contained in any certificate, or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

                                  ARTICLE VII.
                              AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Section 7.01, Section 7.02, Section 7.03 and
Section 7.11) cause each Subsidiary to:

         7.01 FINANCIAL STATEMENTS. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

         (a) as soon as available, but in any event within 90 days after the end of each Fiscal Year of the Borrower, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as, to the scope of such audit; and

         (b) as soon as available, but in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated and consolidating statements of income or operations and cash flows for such Fiscal Quarter and for the portion of the Borrower's Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 7.02(e), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.

         7.02 CERTIFICATES; OTHER INFORMATION. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

         (a) concurrently with the delivery of the financial statements referred to in Section 7.01(a), a report of its independent certified public accountants stating that in the course of its audit (without any obligation to conduct any other independent investigation) no knowledge was obtained of any Default with the terms, covenants, provisions or conditions of Section 8.15 in so far as they relate to accounting matters or, if any such Default shall exist, stating the nature and status of such event;

         (b) concurrently with the delivery of the financial statements referred to in Section 7.01(a) and Section 7.01(b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

         (c) (i) on the 15th of each fiscal month (or if the 15th is not a Business Day, on the next succeeding Business Day), a duly completed Borrowing Base Certificate signed by a Responsible Officer of the Borrower as of the end of the fiscal month most recently ended prior to such date and (ii) on the last Business Day of each fiscal month, a duly completed Borrowing Base Certificate signed by a Responsible Officer of the Borrower as of the 15th of such fiscal month;

         (d) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

         (e) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

         (f) concurrently with the delivery of any notice, document or other communication to the holder or holders of the Senior Subordinated Debt, a copy of such notice, document, or other communication; and

         (g) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

         Documents required to be delivered pursuant to Section 7.01(a) or
Section 7.01(b) or Section 7.02(e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates and Borrowing Base Certificates required by Section 7.02(b) and
Section 7.02(c) to the Administrative Agent and each of the Lenders. Except for such Compliance Certificates and Borrowing Base Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

         7.03 NOTICES. Promptly notify the Administrative Agent and each Lender:

         (a) of (i) the occurrence of any Default or Event of Default or (ii) the occurrence or existence of any event or circumstance that would reasonably be expected to become a Default or Event of Default;

         (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

         (c) of the occurrence of any ERISA Event;

         (d) of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary; and

         (e) of any of the events described in Section 2.06(e).

         Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

         7.04 PAYMENT OF OBLIGATIONS. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

         7.05 PRESERVATION OF EXISTENCE, ETC. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by
Section 8.04 or Section 8.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         7.06 MAINTENANCE OF PROPERTIES. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

         7.07 MAINTENANCE OF INSURANCE. In addition to the specific insurance requirements of the Security Documents, maintain with financially sound and reputable insurance companies that are not Affiliates of the Borrower and are reasonably acceptable to the Administrative Agent and the Required Lenders, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance in an amount not to exceed (a) $500,000 per each occurrence and
(b) $3,000,000 in the aggregate) as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days' prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance and deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

         7.08 COMPLIANCE WITH LAWS. Comply in all respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted, and maintain in full force and effect all Governmental Approvals applicable to it or to its business or property except where the failure to maintain would reasonably be expected to result in a Material Adverse Effect.

         7.09 ENVIRONMENTAL LAWS. In addition to and without limiting the generality of Section 7.08, (a) comply with, and exercise reasonable efforts to ensure such compliance by all tenants and subtenants with all applicable Environmental Laws and obtain and comply with and maintain, and exercise reasonable efforts to ensure that all tenants and subtenants, if any, obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws where the failure to do so would reasonably be expected to have a Material Adverse Effect,
(b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws where the failure to do so would reasonably be expected to have a Material Adverse Effect, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Materials, or the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or any such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, - investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing



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directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

         7.10 COMPLIANCE WITH ERISA. In addition to and without limiting the generality of Section 7.08, (a) except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) comply with all material applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (ii) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan,
(iii) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code and (iv) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under
Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (b) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

         7.11 COMPLIANCE WITH AGREEMENTS. Comply in all respects with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any Contractual Obligation the failure to comply with which could reasonably be expected to have a Material Adverse Effect; provided, that the Borrower or any such Subsidiary may contest any such lease, agreement or other instrument in good faith through applicable proceedings so long as adequate reserves are maintained in accordance with GAAP.

         7.12 BOOKS AND RECORDS. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be, and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

         7.13 INSPECTION RIGHTS. (a) Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower, and (b) up to two times per fiscal year, permit representatives and independent contractors of the Administrative Agent to perform audits and examinations of the Collateral (including, without limitation, legal due diligence concerning the Collateral as is deemed reasonably necessary or desirable by the Administrative Agent), all at the expense of the Borrower and at such reasonable times during normal business hours, upon reasonable advance notice to the Borrower; provided, however, in each case, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and as often as may be reasonably desired, without advance notice.



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

         7.14 USE OF PROCEEDS. Use the proceeds of the Credit Extensions (a) for working capital, capital expenditures and other general corporate purposes, (b) to refinance the Existing Facility, (c) to repay or prepay the Senior Subordinated Debt and (d) for the other purposes described herein, and not in contravention of any Law or of any Loan Document.

         7.15 ADDITIONAL SUBSIDIARIES.

         (a) Additional Domestic Subsidiaries. Notify the Administrative Agent at the time that any Person becomes a Domestic Subsidiary, and promptly thereafter (and in any event within 30 days), cause such Person to (a) become a Guarantor by executing and delivering to the Administrative Agent a counterpart of the Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (b) deliver to the Administrative Agent a duly executed Joinder Agreement and comply with the terms of each Security Document, (c) deliver to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 5.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (a) and (b)) and (d) deliver to the Administrative Agent such other documents and closing certificates as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

         (b) Additional Foreign Subsidiaries. Notify the Administrative Agent at the time that any Person becomes a Foreign Subsidiary, and promptly thereafter (and in any event within 30 days), cause (a) the applicable Loan Party to deliver to the Administrative Agent a supplement to the Security Documents pledging sixty-five percent (65%) of the total outstanding ownership interest or capital stock of such new Foreign Subsidiary and a consent thereto executed by such new Foreign Subsidiary (including, without limitation, if applicable, original stock certificates (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) evidencing the capital stock of such new Foreign Subsidiary, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof), (b) such Person to deliver to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 5.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (a) and (b)), and (c) such Person to deliver to the Administrative Agent such other documents and closing certificates as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

         provided that this Section 7.15 shall not apply to any Non-Material Subsidiary until the earlier to occur of (x) the date on which such Non-Material Subsidiary (other than QuickShip, Inc. and Rhino Services, LLC) shall engage in any business operations or possess assets in excess of $10,000 and (y) with respect to (I) any Non-Material Subsidiary existing on the Closing Date, the date that is 180 days thereafter and (II) any other Non-Material Subsidiary the date that is one year after the formation thereof.



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

         7.16 SWAP CONTRACTS. No later than May 31, 2003, enter into Swap Contracts with respect to interest rate exposure under this Agreement with durations covering the remaining term of this Agreement and an aggregate notional principal amount thereunder equal to at least two thirds of the outstanding principal amount of the Term Loan and with a Lender or other counterparty reasonably satisfactory to the Administrative Agent and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

         7.17 FURTHER ASSURANCES. Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative Agent or the Required Lenders. (through the Administrative Agent) may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the Lenders their respective rights under this Agreement, the Notes, the Letters of Credit and the other Loan Documents.

                                 ARTICLE VIII.
                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

         8.01 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

         (a) Liens pursuant to any Loan Document;

         (b) Liens existing on the date hereof and listed on Schedule 8.01 and any renewals or extensions thereof, provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 8.03(c);

         (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

         (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

         (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

         (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or



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

litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

         (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 9.01(h) or securing appeal or other surety bonds related to such judgments;

         (i) Liens securing Indebtedness permitted under Section 8.03(f) and
Section 8.03(g); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition; and

         (j) Liens arising solely by virtue of any contractual or statutory or common law provisions relating to banker's liens, rights to set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Loan Party or any Subsidiary in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System,
(ii) such deposit account is not intended by the Loan Party or such Subsidiary to provide collateral to the depositary institution and (iii) such deposit account is subject to a control agreement pursuant to the terms of the Security Documents;

         8.02 INVESTMENTS. Make any Investments, except:

         (a) Investments held by the Borrower or such Subsidiary in the form of cash equivalents or short-term marketable securities;

         (b) advances to officers, directors and employees of the Borrower and Subsidiaries in an aggregate amount not to exceed $500,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

         (c) Investments of the Borrower in any Guarantor and Investments of any Subsidiary in the Borrower or in another Subsidiary;

         (d) Investments- consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

         (e) Guarantees permitted by Section 8.03;



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

         (f) the Permitted Distributorship Acquisition; provided that both before and after giving effect to such acquisition (i) no Default or Event of Default has occurred and is continuing and (ii) the Borrower shall have demonstrated pro forma_ compliance with the financial covenants set forth in
Section 8.15 and with the Borrowing Base;

         (g) Investments in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person; provided that (i) the entity to be acquired is a going concern, (ii) the entity to be acquired shall engage in a business or the assets to be acquired shall be used in a business described in Section 8.08, (iii) the Borrower shall have delivered to the Administrative Agent on or before the closing date of the acquisition a description of the acquisition, (iv) the Borrower shall have certified on or before the closing date of the acquisition, in writing and in a form acceptable to the Administrative Agent and the Lenders, that the acquisition has been approved by the board of directors or equivalent governing body of the entity to be acquired, (v) no Default or Event of Default shall- have occurred and be continuing both before and after giving effect to the acquisition, (vi) the Borrower shall have complied with Section 7.15, (vii) the Borrower shall have delivered to the Administrative Agent a Compliance Certificate dated as of the closing date of the acquisition demonstrating, in form and substance reasonably satisfactory thereto, the pro forma compliance with each covenant contained in
Section 8.16 and (viii) the Borrower shall have obtained the prior written consent of the Administrative Agent and the Required Lenders prior to the consummation of such acquisition if (A) the aggregate purchase price of such acquisition or series of related acquisitions (including, without limitation, all cash payments, Indebtedness and other obligations assumed, earn out payments, seller financing, deferred payments or equity issued) exceeds $2,000,000 or (B) the aggregate purchase price of all acquisitions (including, without limitation, all cash payments, Indebtedness and other obligations assumed, earn out payments, seller financing, deferred payments or equity issued) consummated during the term of this Agreement (including, without limitation, such acquisition) exceeds $10,000,000;

         (h) Investments in Proposed Loan Parties or Wholly-Owned Subsidiaries of a Loan Party that join this Agreement and the other Loan Documents as a Borrower or become Guarantors on or prior to the date of such Investment;

         (i) Investments constituting capital expenditures permitted under this Agreement;

         (j) Investments in the R4 Technical Center; provided that any such Investments made during the term of this Agreement shall not exceed $1,000,000 in the aggregate;

         (k) Investments existing on the date hereof and listed on Schedule
8.02;

         (l) Investments in any Swap Contract permitted pursuant to Section 8.03(e); and

         (m) other Investments (other than the additional Investments in the R4 Technical Center which is exclusively provided for under Section 8.02(j)) not exceeding $1,000,000 in the aggregate in any Fiscal Year of the Borrower.

         8.03 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:



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

         (a) Indebtedness under the Loan Documents;

         (b) the Senior Subordinated Debt;

         (c) Indebtedness outstanding on the date hereof and listed on Schedule
8.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) any refinancing, refunding, renewal or extension of any Subordinated Indebtedness shall be (A) on subordination terms at least as favorable to the Lenders as the subordination terms of the Subordinated Indebtedness being refinanced, refunded or extended,
(B) no more restrictive on the applicable Loan Party than the Subordinated Indebtedness being refinanced, refunded, renewed or extended and (C) in an amount not less than the amount outstanding at the time of such refinancing, refunding, renewal or extension;

         (d) Guarantees of the Borrower or any Subsidiary in respect of Indebtedness otherwise permitted hereunder;

         (e) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract; provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

         (f) Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 8.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $1,000,000;

         (g) Indebtedness assumed in connection with an acquisition permitted pursuant to Section 8.02(f) and (g) on terms and conditions, including, without limitation, all collateral security therefor, acceptable to the Administrative Agent;

         (h) (i) unsecured Indebtedness in an aggregate principal amount not to exceed $1,000,000 at any time outstanding and (ii) other Subordinated Indebtedness in an aggregate outstanding principal amount not to exceed $1,000,000; provided that, in each case, the Borrower shall have complied with the requirements of Section 2.06(e);

         (i) Indebtedness of any Loan Party or a Subsidiary of a Loan Party to another Loan Party so long as (i) after such transaction, the Person providing the Indebtedness will be Solvent and (ii) no Default or Event of Default then exists or will exist after such transaction;



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

         (j) Indebtedness of the Borrower or its Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;

         (k) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five (5) Business Days of its incurrence;

         (l) Indebtedness in respect of taxes, assessments, governmental charges or levies, claims of customs authorities and claims for labor, worker's compensation, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of
Section 7.04;

         (m) Indebtedness in respect of judgments or awards permitted under
Section 8.01(h); and

         (n) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business.

         8.04 FUNDAMENTAL CHANGES. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

         (a) any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Guarantor is merging with another Subsidiary, the Guarantor shall be the continuing or surviving Person or the survivor complies with all relevant requirements of Section 7.15 and becomes a Guarantor;

         (b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower or a Guarantor which has satisfied all relevant requirements of Section 7.15;

         (c) any Subsidiary may merge with any other Person in connection with any Permitted Acquisition, provided that the Subsidiary shall be the continuing or surviving Person or the survivor complies with all relevant requirements of
Section 7.15 and becomes a Guarantor; and

         (d) the Borrower, its Subsidiaries and any Proposed Loan Parties may consummate the Permitted Reorganization so long as the following conditions are satisfied on or before the effective date of the Permitted Reorganization:

                  (i) the Borrower shall have delivered to the Administrative Agent a written description of the Permitted Reorganization, including, without limitation, an organizational



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

chart and list of each Loan Party and Proposed Loan Party after given effect to the Permitted Reorganization;

                  (ii) after giving effect to the Permitted Reorganization, the Loan Parties will be the same as the obligors under the Senior Subordinated Debt; and

                  (iii) the Borrower shall have delivered to the Administrative Agent the items set forth in Section 7.15 for each Proposed Loan Party which is not a Loan Party prior to the Permitted Reorganization, including, without limitation, legal opinions, UCC financing statements and such other documents as are required to ensure the continued priority, perfection and enforceability of the Loan Documents.

         8.05 DISPOSITIONS. Except for the Permitted Reorganization, make any Disposition or enter into any agreement to make any Disposition, except:

         (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

         (b) Dispositions of Inventory in the ordinary course of business;

         (c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

         (d) Dispositions of property by the Borrower or any Subsidiary to the Borrower or to a Guarantor which has satisfied any relevant requirements of
Section 7.15; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or a Guarantor;

         (e) Dispositions permitted by Section 8.04;

         (f) The Non-Propane Products Divestiture; provided that both before and after giving effect to such Disposition (i) no Default or Event of Default has occurred and is continuing and (ii) the Borrower shall have demonstrated pro forma compliance with the financial covenants set forth in Section 8.16 and with the Borrowing Base;

         (g) Dispositions by the Borrower or any Subsidiary thereof, of assets acquired in connection with any Permitted Acquisition that the Borrower or such Subsidiary intended to sell at the time of such Permitted Acquisition; provided
(i) such assets were identified in writing to the Administrative Agent at the time of such Permitted Acquisition and (ii) the aggregate fair market value of such assets does not exceed fifteen percent (15%) of the aggregate purchase price paid in connection with such Permitted Acquisition (including, without limitation, all cash payments, Indebtedness and other obligations assumed, earn-out payments, seller financing, deferred payments or equity issued) and
(iii) the Borrower shall have complied with the requirements of Section 2.06(e).



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

         (h) Dispositions by the Borrower and its Subsidiaries not otherwise permitted under this Section 8.05; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, (ii) the aggregate book value of all property Disposed of in reliance on this clause
(h) in any fiscal year shall not exceed $1,000,000, and (iii) the Borrower shall have complied with the requirements of Section 2.06(e).

         provided, however, that any Disposition pursuant to clauses (a) through
(g) shall be for fair market value.

         8.06 RESTRICTED PAYMENTS. Except for the Permitted Reorganization, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that as long as no Default or Event of Default is continuing or would result therefrom:

         (a) each Subsidiary may make Restricted Payments to the Borrower and to a Guarantor (and, in the case of a Restricted Payment by a non-Wholly-Owned Subsidiary, to the Borrower and any Subsidiary and to each other owner of capital stock or other equity interests of such Subsidiary on a pro rata basis based on their relative ownership interests); and

         (b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common equity interests of such Person.

         Notwithstanding anything in this Section 8.06 to the contrary, (i) the Borrower may redeem or repurchase its common stock from officers, employees and directors of any Loan Party (or their estates) upon the termination of employment of any such Person or from service providers pursuant to equity incentive agreement or arrangements upon termination of their services to the Borrower pursuant to agreements entered into to evidence grants or awards or other compensation under any stock option plan, stock purchase plan, management incentive plan, consulting agreement or other contract or arrangement approved by the Board of Directors of the Borrower; provided than (A) no Default or Event of Default is then in existence or would otherwise arise therefrom, and (B) the aggregate amount of all cash paid in respect of all such shares so redeemed or repurchased does not exceed $1,000,000 in any Fiscal Year of the Borrower or $3,000,000 in the aggregate during the term of this Agreement, and (ii) so long as no Default or Event of Default is then in existence or would otherwise arise therefrom, the Loan Parties may make cash Restricted Payments to the Borrower, if the Borrower promptly uses such proceeds for the purposes described in clause
(i) above.

         8.07 LIMITATIONS ON EXCHANGE AND ISSUANCE OF CAPITAL STOCK. Except for the Permitted Reorganization, issue, sell or otherwise dispose of any class or series of capital stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be, (a) convertible or exchangeable into Indebtedness or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due.



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

         8.08 CHANGE IN NATURE OF BUSINESS. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto, including, without limitation, the distribution and sale of propane fueled products of any type.

         8.09 ACCOUNTING CHANGES; ORGANIZATIONAL DOCUMENTS. (a) Except pursuant to a Permitted Reorganization, change its Fiscal Year end, or make any change in its accounting treatment and reporting practices except as required or permitted by GAAP or (b) amend, modify or change its Organization Documents in any manner directly and materially adverse to the rights or interests of the Lenders.

         8.10 TRANSACTIONS WITH AFFILIATES. Except as set forth on Schedule 8.10, enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to transactions between or among the Borrower and any of its Wholly-Owned Subsidiaries or between and among any Wholly-Owned Subsidiaries.

         8.11 BURDENSOME AGREEMENTS. Enter into any material Contractual Obligation (other than this Agreement or any other Loan Document) that (a) directly and materially restricts the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower under the Loan Documents or (iii) of the Borrower or any Subsidiary to grant Liens on property of such Person under the Loan Documents; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 8.03(f) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; (b) contains covenants more restrictive than the provisions of Articles VII and VIII; or (c) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

         8.12 USE OF PROCEEDS. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

         8.13 IMPAIRMENT OF SECURITY INTERESTS. Take or omit to take any action, which might or would have the result of materially impairing the security interests in favor of the Administrative Agent with respect to the Collateral or grant to any Person (other than the Administrative Agent for the benefit of itself and the Lenders pursuant to the Security Documents) any interest whatsoever in the Collateral, except for Liens permitted under Section 8.01 and Dispositions permitted under Section 8.05.



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         8.14 AMENDMENTS, PAYMENTS AND PREPAYMENTS OF SUBORDINATED INDEBTEDNESS.

         (a) Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any documents or agreements evidencing

                  (i) the Senior Subordinated Debt (including, without limitation, the Senior Subordinated Debt Documents) which such amendment or modification would have the effect of (A) increasing the maximum principal amount of the Senior Subordinated Debt or the rate of interest on any of the Senior Subordinated Debt, (B) change any date upon which payments of principal or interest on the Senior Subordinated Debt is due to an earlier date, (C) add or make more restrictive any event of default or any covenant with respect to the Senior Subordinated Debt other than as provided in this Agreement or as currently provided in the Senior Subordinated Debt Documents, (D) change any redemption or prepayment provisions of the Senior Subordinated Debt to an earlier date or add any additional events requiring such redemption or prepayment, (E) alter the subordination provision with respect to the Senior Subordinated Debt, including, without limitation, subordinating the Senior Subordinated Debt to any other Indebtedness, (F) take any Liens or security interest in assets of any Loan Party or any other assets securing the Obligations, (G) change or amend any other term of the Senior Subordinated Debt Documents if such change or amendment would result in a Default or Event of Default or (H) permit the exercise of the put rights of holder under Section 3.2 of the Investor Rights Agreement dated as of June 15, 2001 between the Borrower and Allied Capital Corporation prior to the fifth anniversary of the date thereof, in each case, without the consent of the Administrative Agent and the Required Lenders, or

                  (ii) any other Subordinated Indebtedness in any manner which would result in any such terms or provisions being more restrictive to the Borrower or any Subsidiary, as determined by the Administrative Agent in its reasonable judgment other than as provided in this Agreement or as currently provided in the Senior Subordinated Debt Documents; or

         (b) Purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of any Subordinated Indebtedness, except for (i) regularly scheduled payments of interest in respect thereof required pursuant to the instruments evidencing such Subordinated Indebtedness, (ii) prepayments, redemption or acquisition for value of the Senior Subordinated Debt permitted pursuant to Section 2.06(e) and (iii) other prepayments, redemption or acquisition for value of the Senior Subordinated Debt; provided that, for purposes of clause (iii), both before and after giving effect to such prepayment, redemption or acquisition for value (A) no Default or Event of Default has occurred and is continuing, and (B) the Borrower shall have demonstrated pro forma compliance with the financial covenants set forth in
Section 8.15 and with the Borrowing Base.

         8.15 FINANCIAL COVENANTS.

         (a) Consolidated Net Worth. Permit Consolidated Net Worth as of the end of any Fiscal Quarter to be less than the sum of (a) $70,000,000, plus (b) an amount equal to 75% of the



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Consolidated Net Income earned in each full Fiscal Quarter ending after July 31,
2002 (with no deduction for a net loss in any such Fiscal Quarter), plus (c) an amount equal to 100% of the aggregate increases in Shareholders' Equity of the Borrower and its Subsidiaries after the date hereof by reason of the issuance and sale of capital stock or other equity interests of the Borrower or any Subsidiary (other than issuances to the Borrower or a wholly-owned Subsidiary), including upon any conversion of debt securities of the Borrower into such capital stock or other equity interests, minus (d) the total amount of goodwill write-off from the dissolution or winding up of QuickShip, Inc., in an amount not to exceed $7,000,000.

         (b) Consolidated Total Leverage Ratio. As of any Fiscal Quarter end during any period set forth below, permit the Consolidated Total Leverage Ratio for the four consecutive Fiscal Quarter period ending on such date to be greater than the corresponding ratio set forth below:

                                                            Maximum Consolidated
        Four Fiscal Quarters Ending                         Total Leverage Ratio
        ------------------------------------------------------------------------
        Closing Date through April 30, 2003                       2.50 to 1.00
        July 31, 2003 and each Fiscal Quarter thereafter          2.00 to 1.00

         (c) Consolidated Senior Leverage Ratio. As of any Fiscal Quarter end, permit the Consolidated Senior Leverage Ratio for the four consecutive Fiscal Quarter period ending on such date to be greater than 2.00 to 1.00.

         (d) Consolidated Fixed Charge Coverage Ratio. As of any Fiscal Quarter end, permit the Consolidated Fixed Charge Coverage Ratio for the four consecutive Fiscal Quarter period ending on such date to be less than 1.25 to 1.00.

                                  ARTICLE IX.
                         EVENTS OF DEFAULT AND REMEDIES

         9.01 EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default:

         (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three (3) days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any Commitment Fee or other fee due hereunder, or (iii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

         (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 7.01, Section 7.02(a),
(b) or (c), Section 7.03, Section 7.05, Section 7.10, Section 7.11 or Section
7.13 or Article VIII; or

         (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier to occur



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of (i) obtaining knowledge thereof by any Loan Party and (ii) written notice thereof to the Borrower by the Administrative Agent; or

         (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, any other Loan Document, or in any document delivered in connection herewith or therewith that is subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any respect when made or deemed made or any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, any other Loan Document, or in any document delivered in connection herewith or therewith that is not subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any material respect when made or deemed made; or

         (e) Cross-Default.

                  (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any material agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap' Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

                  (iii) The Borrower or any of its Subsidiaries shall default in the payment when due, or in the performance or observance, of any obligation or condition of any Contractual Obligation the result of which could reasonably be expected to have a Material Adverse Effect, unless, but only as long as, the existence of any such default is being contested by the Borrower or any such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect



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

thereof have been established on the books of the Borrower or such Subsidiary to the extent required by GAAP; or

         (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

         (g) Inability to Pay Debts; Attachment. (i) The Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

         (h) Judgments. There is entered against the Borrower or any Subsidiary
(i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or
(ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

         (i) Environmental. The Borrower or any of its Subsidiaries shall be subject to Environmental Liability and such liability is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

         (j) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

         (k) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document;



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

or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

         (l) Change of Control. There occurs any Change of Control with respect to the Borrower.

         9.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

         (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

         (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

         (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

         (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

         9.03 APPLICATION OF FUNDS. After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

         First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article IV) payable to the Administrative Agent in its capacity as such;

         Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney



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Costs and amounts payable under Article IV), ratably among them in proportion to the amounts described in this clause Second payable to them;

         Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings and any termination payments due in respect of a Swap Contract with any Lender or the Administrative Agent, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

         Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

         Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

         Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.04(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                   ARTICLE X.
                              ADMINISTRATIVE AGENT

         10.01 APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

         (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.



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         (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this Article X and in the definition of "Agent-Related Person" included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

         10.02 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         10.03 LIABILITY OF ADMINISTRATIVE AGENT. No Agent-Related Person shall
(a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

         10.04 RELIANCE BY ADMINISTRATIVE AGENT.

         (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such



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action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

         (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

         10.05 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article IX; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

         10.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it ,will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein,



                                       85
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the Administrative Agent shall not have any duty .or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

         10.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person for, from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

         10.08 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

         10.09 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as L/C Issuer and Swing Line Lender. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the



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existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, L/C, Issuer and Swing Line Lender and the respective terms "Administrative Agent", "L/C Issuer" and "Swing Line Lender" shall mean such successor administrative agent and Letter of Credit issuer and Swing Line Lender, the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer's and Swing Line Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or Swing Line Lender or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect-to such Letters of Credit. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
Article X and Section 11.04 and Section 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders. appoint a successor agent as provided for above.

         10.10 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

         (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.04(i) and Section 2.04(i), Section
3.02 and Section 11.04) allowed in such judicial proceeding; and

         (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;



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and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 3.02 and Section 11.04.

         Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

         10.11 COLLATERAL AND GUARANTY MATTERS. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion

         (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders;

         (b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.01(i); and

         (c) to release any Guarantor from its obligations under the Guaranty Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

         Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty Agreement pursuant to this Section 10.11.

                                   ARTICLE XI.
                                  MISCELLANEOUS

         11.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:



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         (a) waive any condition set forth in Section 5.01(a) without the written consent of each Lender;

         (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender;

         (c) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them), hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

         (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

         (e) change Section 3.06 or Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

         (f) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

         (g) release any Guarantor from the Guaranty Agreement or all or a material portion of the Collateral or release any Security Document (other than asset sales permitted pursuant to Section 8.05 and as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other. Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not



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be increased or extended without the consent of such Lender.

         11.02 NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

         (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection
(c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

         (i) if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

         (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.

         All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier,, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent, the L/C Issuer and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

         (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

         (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 7.02, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.



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         (d) Reliance by Administrative Agent and Lenders. The Administrative
Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender for, from and against all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

         11.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         11.04 ATTORNEY COSTS, EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation, execution, filing, recording and insurance of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, Title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this
Section 11.04 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

         11.05 INDEMNIFICATION BY THE BORROWER. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") for, from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature



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

whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this
Section 11.05 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

         11.06 PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.



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

         11.07 SUCCESSORS AND ASSIGNS.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section 11.07 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans; (iii) any assignment of a Commitment must be approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue



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to be entitled to the benefits of Section 4.01, Section 4.04, Section 4.05,
Section 11.04 and Section 11.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

         (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at-any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 11.01 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 4.01, Section 4.04 and Section 4.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.09 as though it were a Lender, provided such Participant agrees to be subject to Section 3.06 as though it were a Lender.

         (e) A Participant shall not be entitled to receive any greater payment under Section 4.01 or 4.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.01 unless the Borrower is



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

notified of the participation sold to such Participant and such Participant agrees, for the benefit of .the Borrower, to comply with Section 11.15 as though it were a Lender.

         (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank without the consent of either the Borrower or the Administrative Agent; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) As used herein, the following terms have the following meanings:

                           "Eligible Assignee" means (a) a Lender; (b) an
                  Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer or the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

                           "Fund" means any Person (other than a natural person)
                  that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                           "Approved Fund" means any Fund that is administered
                  or managed by (a) a Lender, (b) an Affiliate of a Lender or
                  (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         (h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days' notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Revolving Credit Loans bearing interest at the Base Rate or fund risk participations in Unreimbursed Amounts pursuant to Section 2.04(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Revolving Credit Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.05(c).



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

         11.08 CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the -other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "Information" means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information of a similar type.

         11.09 SET-OFF. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each


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Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         11.10 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

         11.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.12 INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

         11.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

         11.14 SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the


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illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11.15 TAX FORMS. (a) (i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

         (ii) ach Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.



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         (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 4.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 11.15(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 11.15(a); provided that if such Lender shall have satisfied the requirement of this Section 11.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 11.15(a) shall, relieve the Borrower of its obligation to pay any amounts pursuant to Section
4.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

         (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 11.15(a).

         (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

         (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

         11.16 GOVERNING LAW.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NORTH CAROLINA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NORTH CAROLINA SITTING IN CHARLOTTE OR OF THE



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UNITED STATES FOR THE WESTERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND
DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR, OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

         11.17 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                            [Signature Pages Follow]


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       BLUE RHINO CORPORATION


                                       By:  /s/ Mark Castaneda
                                       -----------------------------------------
                                       Name:  Mark Castaneda
                                       Title: Executive Vice President and Chief
                                              Financial Officer



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                              BANK OF AMERICA, N.A.,
                              as Administrative Agent

                              By:  /s/ Michael Brashler
                                   --------------------
                              Name:    Michael Brashler
                              Title:   Vice President and Senior Agency Officer



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                                           BANK OF AMERICA, N.A., as Lender, L/C
                                           Issuer and Swing Line Lender

                                           By:  /s/ J. Thomas Johnson, Jr.
                                           -------------------------------
                                           Name:    J. Thomas Johnson, Jr.
                                           Title:   Senior Vice President



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                                           WACHOVIA BANK, NATIONAL ASSOCIATION,
                                           as a Lender

                                           By:  /s/ Mark Evans
                                                --------------
                                           Name:    Mark Evans
                                           Title:   Senior Vice President



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                                                     SUNTRUST BANK, as a Lender

                                                     By:  /s/ C. Gray Key
                                                          ---------------
                                                     Name:    C. Gray Key
                                                     Title:   Director



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                                                   RBC CENTURA BANK, as a Lender


                                                   By:  /s/ Michael H. Trainor
                                                        ----------------------
                                                   Name:    Michael H. Trainor
                                                   Title:   Vice President



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                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          as a Lender


                                          By:  /s/ Amy B. Yore
                                               ---------------
                                          Name:    Amy B. Yore
                                          Title:   Commercial Banking Officer



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